EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-111799, 333-158571, 333-191442, 333-201755 and 333-237635) on Form S-8 of our report dated January 28, 2021, except as to Note 17, which is as of August 31, 2021, with respect to the consolidated financial statements and financial statement Schedule II – Valuation and Qualifying Accounts of SYNNEX Corporation.

/s/ KPMG LLP

Santa Clara, California

August 31, 2021

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